EXHIBIT 99.28 MORWELL
Morwell Financial Group of America
                                                             2204 El Camino Real
                                                                       Suite 104
                                                             Oceanside, CA 92054
================================================================================
Phone (888) 466-7935
Fax (800) 966-5242


                               PURCHASE AGREEMENT

THIS AGREEMENT, made the Friday, January 14, 2000, by and between Morwell Financial Group of America, on behalf of itself and all of its affiliates (hereinafter referred to as "Seller"), and AutoFund Servicing, Inc. (hereinafter referred to as "buyer") with a principal address as 3201 Cherry Ridge Drive, Suite C-314, San Antonio, Texas, 78230.

1. In consideration of $139,135.00 with consideration to be made by cashier's check or by wire transfer, the Seller hereby sells, assigns, transfers and conveys to Buyer without recourse, warranty, wither expressed or implied, or liability except as herein expressly set forth, all the obligations and any instruments securing same (hereinafter referred to as "Receivables") hereof, except any thereof which shall have been paid to the Seller in full on or before the closing date of this sale. The above purchase shall include transfer to Buyer of all physical records and files in Morwell Financial Group of America's possession relating to said Receivables. Seller makes no guarantees as to the availability of the documentation and funds will not be refunded due to the lack of documentation.

2. With respect to the above Receivables, the Seller warrants that in reliance upon documents and information furnished to it by Issuer or Owner immediately preceding Seller, and to the best of Seller's knowledge and belief:


     A. It has complied, to the best of its knowledge and belief, with applicable federal, state and local laws, and regulations relating to the making and collection of the Receivables up to the date of the sale contemplated herein.

     B. It owns good and marketable title to all of the Receivables, free and clear of all liens and pledges.

     C. It has full power and authority to sell, assign, transfer and convey the Receivables to the buyer, and all other necessary proceedings on the part of the Seller have been duly taken to authorize the sale.

     D. All of the Receivables were made for valuable considerations and are now legally enforceable obligations of the respective persons shown as indebted thereon, except as may be limited by statutes of limitations, bankruptcy, insolvency, moratorium, receivership, conservatorship, reorganization or similar laws affecting the rights of creditors generally or equitable principles limiting the right to obtain specific performance or other similar relief.

     E. The persons shown as indebted on the Receivables, to the best of Seller's knowledge, have not initiated any lawsuits against Seller or any predecessors in interest, and such persons have no legally enforceable rights to set-off, counterclaim, cancellation, or legally enforceable claim that the Receivables suffer from lack of consideration, forgery or alteration of such person's signature, except as may be disclosed or contained in the relevant file or documents.

     F. The amounts shown on the hard copy and/or diskette to be owing and unpaid on the respective Receivables represent the amount that was represented to Seller by Issuer or Owner immediately preceding Seller, to be due.

     G. There are no judgments against the Seller that could become a lien against the Receivables.

3. Seller agrees that if, as to any of the Receivables, any of its warranties herein are breached or any claim or defense exists against Buyer arising out of a breach of any warranty herein, Seller will repurchase or replace such Receivables on written demand with proof of the breach for the same percentage of the net outstanding balance that Buyer paid for such Receivables. Such repurchase or replacement shall be Buyer's exclusive remedy for such breach.

4. Buyer shall not assume or incur liability for any debt, other obligation of Seller, other than as herein provided.


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5.   Buyer may advise debtors who are obligated on the  Receivables  that it has purchased such Receivables and that all payments thereon shall be made to the Buyer and all legal and other action respecting the Receivables shall be taken to the Buyer in its own name and not the name of Seller.

6. Seller hereby constitutes and appoints Buyer the true and lawful special attorney-in-fact of Seller in the name and stead of Seller, on behalf of and for the benefit of Buyer, to endorse the name of the Seller without recourse upon all checks, drafts, notes powers and other forms of exchange received as payment on any of the affected Receivables, for a period not to exceed 90 days from the closing date of this Agreement.

7. Seller further agrees that any payments received by the Seller on said Receivables from and after the close of business on the date of this Agreement shall be turned over and delivered to Buyer at the time of the consummation of this Agreement. If such payments are received by the Seller after this Agreement is consummated, Seller shall as soon as practical turn them over to the Buyer.

8. The purchase and sale contemplated by this Agreement may be subject to the approval of certain regulatory authorities, and if so the parties agree to obtain such approval prior to the date of closing; otherwise, this Agreement shall be void at the other party's sole option.

9. This Agreement and any disputes arising under or as a result of the negotiations or execution of the Agreement shall be governed by and its provisions construed under the laws of the state of California, and Federal Laws where applicable. Any disputes between the parties, of any kind or nature, shall be determined in the state or federal courts of San Diego County, California, and the parties do consent to the personal jurisdiction of such courts. In any litigation between the parties to this Agreement, the maximum recovery to the prevailing party's reasonable and necessary attorney's fees. In no event shall Seller be obligated to return any funds to Buyer unless Seller receives from Buyer all physical and electronic receivables to which such funds is attributable together with any sums collected by Buyer on such receivables.

10.  Buyer represents and warrants to Seller that:

     A. It is qualified to transact business and duly licensed in all jurisdictions where necessary to purchase, hold, collect or enforce the Receivables or any amounts due thereon.

     B. That it has full power and authority to purchase the Receivables from Seller and that all necessary proceedings on its part have been duly taken to authorize this purchase.

     C. It will comply with all applicable laws, rules, regulations, ordinances and judgments relating to or in any way affecting the purchase of the Receivables by Buyer, the ownership thereof by Buyer or the collection or enforcement thereof by Buyer.

     D.   It  will  comply  with  all  applicable  laws,   rules,   regulations,
          ordinances and judgments relating to or in any way affecting its collection procedures.

     E. It understands that the Seller has agreed in its Purchase Agreement that the Loan Originator may repurchase accounts from the Seller sold to them in error. In this event, the Buyer agrees to submit the account(s) for replacement. This specifically excludes any payments made after the closing date herein. Seller will replace or refund such account.

     F. Except as provided in paragraph 5 hereof, the relationship of the parties is solely that of seller and buyer and Buyer shall have no authority or capacity otherwise to bind or commit Seller to any act, obligation or liability, nor shall Buyer have any authority to bind Seller contractually.

     G. Buyer will indemnify and hold Seller harmless from any and all claims, demands, actions, causes of actions, suits, judgements actual or punitive damages, statutory penalties, costs, fees and expenses arising from or in any way connected with Buyer's attempt(s) to collect on any Receivables or concerning the failure of Buyer to keep or comply with any term, condition, representation, warranty or agreement contained herein or the incorrectness or falsity of any representation or warranty, which is or becomes untrue in any material respect. The Seller will extend all of its rights to indemnification against the original creditor and/or prior owners of these receivables. The Seller agrees that the Buyer will have no responsibility and will be fully indemnified for all losses, judgements, expenses, and/or other costs (including all fees and costs of legal counsel), for any acts or claims created by Seller.

     H. The parties will negotiate in good faith in any effort to resolve any dispute. Any controversy concerning this Agreement, which the parties cannot resolve within sixty days, will first be directed to mediation in Oceanside, San Diego county, California at the Oceanside Dispute


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          Resolution  Center or any private mediator upon whom the parties agree with all expenses being shared equally by the parties. Buyer waives right to trial by jury.

11. Buyer may order media from Seller, at a cost of $10.00 per media search (per account), but understands that Seller makes no guarantees as to the availability of such media. For accounts for which media is not available, Buyer may request affidavits of balance owed (correctness) and affidavits of lost instrument for $8.00 per account, prepared and prepaid by Buyer using Seller's forms.

12. This Agreement represents the entire agreement between the parties. There are no promises, inducements, representations, or warranties not expressly stated herein. This Agreement may not be modified except by written instrument signed by all of the parties hereto. This Agreement supersedes any prior understandings or written or oral agreements between the parties respecting the Receivables, or the rights and obligations of the parties hereto.

13. The parties agree that in the event any broker's fee is due in connection with this transaction, that same shall be paid exclusively by Seller and that Buyer shall have no liability therefor. Seller agrees to hold Buyer harmless from any broker's fee in connection with this transaction.


ANY ADDENDUM OR EXHIBITS ATTACHED HERETO BECOME A PART OF AND ARE INCORPORATED INTO THIS AGREEMENT.

Seller: Morwell Financial Group of America   Buyer: AutoFund Servicing, Inc.


_________________________________              _________________________________
By:  Kevin Wells, President/CEO                By:  James D. Haggard


Dated: __________________________              Dated: __________________________



EXHIBIT A
                         ADDENDUM TO PURCHASE AGREEMENT
                               RECOURSE PROCEDURES

1. All accounts submitted for recourse must meet qualifications as outlined in Addendum to Purchase Agreement, Exhibit B.

2. Buyer agrees to provide Seller hard copy verification of collection activity on each account submitted for recourse.

3. Buyer agrees to provide verification of Bankruptcy Filing and Deceased as outlined in Addendum to Purchase Agreement, Exhibit B.

4.   Seller has the option to replace or refund qualifying recourse accounts.

5. Buyer must submit to Seller all qualifying recourse accounts within 60 days of the Closing Date.

6. Buyer will appoint one of its employees to be the recourse liaison between Buyer and Seller for all recourse accounts.

7. Buyer agrees to forward to Seller all files and documentation on qualifying recourse accounts as outlined in Addendum to Purchase Agreement, Exhibit B, no more than once monthly, on the first day of each month, at Buyers expense, via the United States Postal Service or Overnight Mail to:
              ----------------------------------------------------------

Kevin Wells
                       Morwell Financial Group of America
                         2204 El Camino Real, Suite 104
                               Oceanside, CA 92054



----------------------------
By:  James D. Haggard



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EXHIBIT B
                         ADDENDUM TO PURCHASE AGREEMENT
                             RECOURSE QUALIFICATIONS

Bankruptcy Filing

1. Account must have been filed in Chapter 7 prior to the date of this Agreement.

2. If there are two or more debtors on the same account, all debtors must have filed.

3. Bankruptcy filing must be verified by providing a copy of the filing or credit bureau, and the following information necessary to verify the filing:

A.   Attorney name

B.   Attorney phone number

C.   Case number

D.   Discharge date

Deceased

1. Verification must be provided. Debtor must have been deceased prior to the Closing date of this Agreement.

2. If there are two or more debtors on the same account or the debtor is in a non-community property state, all debtors must be deceased.

Paid in Full/Steeled in Full

Verification must be provided.

Forgery/Fraud

Verification must be provided by fraud or forgery affidavit.



________________________
By:  James D. Haggard






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Morwell Financial Group of America
                                                             2204 El Camino Real
                                                                       Suite 104
                                                             Oceanside, CA 92054
================================================================================
Phone (888) 466-7935
Fax (800) 966-5242


ASSIGNMENT AND BILL OF SALE

Morwell Financial Group of America ("Seller") has entered into a Purchase Agreement dated January 12, 2000 ("Agreement") for the sale of Receivables described in Schedule A thereof to AutoFund Servicing, Inc. ("Buyer"), upon the terms and conditions set forth in that Agreement.

NOW, THEREFORE, for good and valuable consideration, Seller hereby sells, assigns, and transfers to Buyer all of Seller's rights, title and interest in each and every one of the Receivables described in the Agreement, provided however that such transfer is made without any representations, warranties or recourse, except as provided in the Agreement.

Buyer and Seller agree that the Purchase Price shall be as stated in Schedule A attached to the Agreement.

IN WITNESS WHEREOF, Seller has signed and delivered this instrument on the____day of ____________, 1999.




                                       By:______________________
                                       Kevin Wells, President/CEO
                                       Morwell Financial Group of America









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Morwell Financial Group of America
                                                             2204 El Camino Real
                                                                       Suite 104
                                                             Oceanside, CA 92054
================================================================================
Phone (888) 466-7935
Fax (800) 966-5242


SCHEDULE A

CLOSING STATEMENT AND INVOICE


Portfolio Price             $139,133.95

States                      Various

Total Accounts              2,281

Total Outstanding Balance   $2,318,899.12

Handling                    $1.05

Purchase Rate               $.0

Purchase Price              $139,135.00

On or before the closing date of Tuesday, January 18, 2000, Buyer shall pay to Seller by immediately available funds the amount of One Hundred Thirty-Nine Thousand One Hundred Thirty-Five Dollars and No Cents.

If wiring funds, please use the information below:

Bank Name                                   NationsBank
ABA (Routing) Number                        111000025
Credit Bank Account Name                    Charge-Off General, LLC
Credit Bank Account Number                  5772023000
Signatory                                   Louise Epstein

If  mailing   funds,   please  make  a  Cashiers  Check  payable  to  Charge-Off
Clearinghouse and send to the following address:

Charge-Off Clearinghouse
5511 Parkcrest Drive, Suite 210
Austin, TX 78731






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